UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 18, 2016

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwritten Offering

On March 18, 2016, Heat Biologics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Aegis Capital Corp., as representatives (the “Representatives”) of the several underwriters (collectively, the “Underwriters”), relating to the issuance and sale of 9,100,000 shares of its common stock, $0.0002 par value per share (the “Common Stock”), and warrants (“Warrant”) to purchase up to an aggregate of 6,825,000 shares of its Common Stock, at a combined public offering price of $0.75 per share and related warrant (the “Offering”).

The Offering is expected to close on or about March 23, 2016, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the Underwriting Agreement, subject to certain exceptions, (i) the Company agreed not to sell or otherwise dispose of any shares of Common Stock for a period ending 90 days after the date of the Underwriting Agreement and (ii) the Company’s officers, directors and certain key shareholders agreed not to sell or otherwise dispose of any of the Company’s Common Stock held by them for a period ending 90 days after the date of the Underwriting Agreement, in each case, without first obtaining the written consent of the Representatives, subject to certain exceptions.

The Common Stock and Warrants are being offered and sold pursuant to the Company’s effective registration statement on Form S-1 and an accompanying prospectus (Registration Statement No. 333-209079) filed with the Securities and Exchange Commission (the “SEC”), which Registration Statement was declared effective by the SEC on March 17, 2016 and the additional registration statement filed with respect thereto pursuant to Rule 462(b) of the Securities Act.

The shares of Common Stock are immediately separable from the Warrants and will be issued separately.  The Warrants are exercisable immediately upon issuance, expire five years after the date of issuance and have an exercise price of $1.00 per share. The Warrants will be certificated and will be delivered to the investors by physical delivery following the closing. There is no established trading market for the Warrants and the Company does not expect a market to develop.  In addition, the Company does not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

Pursuant to the terms of the Warrant, the number of shares of Common Stock that may be acquired by any holder upon any exercise of the Warrant will be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s ownership for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99%, of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrant up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

If at the time of exercise, a registration statement is not effective for the issuance of all of the shares of Common Stock underlying the Warrant held by the holder, the holder may exercise, in whole or in part, the Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of Common Stock purchasable upon such exercise. The Warrants also provide for certain adjustments to the exercise price of the Warrants based on stock dividend, stock splits and the like.

 If, at the time a holder exercises its Warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of our common stock determined according to a formula set forth in the Warrant.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, the holder will have the right to have the Warrants and all obligations and rights thereunder assumed by the successor or acquiring corporation.

Subject to applicable laws and the restriction on transfer set forth in the Warrant, the Warrant may be transferred at the option of the holder upon surrender of the Warrant to the Company together with the appropriate instruments of transfer.

Use of Proceeds

The gross proceeds to the Company from the Offering are expected to be approximately $6.8 million, before deducting the underwriting discount and estimated Offering expenses payable by the Company, but excluding the exercise of any Warrants. The Company intends to use the net proceeds from the Offering to complete its Phase 2 clinical trial evaluating HS-410 for the treatment of non-muscle invasive bladder cancer (NMIBC), which remains the Company’s primary focus.  The remaining net proceeds will be used to advance the current eight patients enrolled in the Company’s Phase 1b clinical trial evaluating HS-110 for the treatment of non-small cell lung cancer (NSCLC) through the reporting of topline data, as well as for licensing or acquisition of assets complementary to its existing programs and for general corporate and working capital purposes.

The foregoing descriptions of the terms of the Underwriting Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by reference to, the form of Underwriting Agreement and Warrant, which are filed herewith as Exhibit 1.1 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

1.1

Form of Underwriting Agreement by and among Heat Biologics, Roth Capital Partners, LLC and Aegis Capital Corp., as representatives of the several underwriters named therein (incorporated by reference to Exhibit 1.2 to the Company’s registration statement on Form S-1 filed on March 15, 2016 (File No. 333-2209079))

4.1	Form of Warrant

99.1	Press Release of Heat Biologics, Inc., dated March 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2016	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey A. Wolf
	Name:	Jeffrey A. Wolf
	Title:	Chairman, Chief Executive Officer & President